UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2016

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54960	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nxt-ID, Inc.

285 North Drive

Suite D

Melbourne, FL 32934

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 266-2103

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement

Interest Purchase Agreement

On May 17, 2016, Nxt-ID, Inc. (the “Company”) entered into an Interest Purchase Agreement (the “Interest Purchase Agreement”) with LogicMark, LLC (“LogicMark”) and the holders of all of the membership interests (the “Interests”) of LogicMark (the “Sellers”), pursuant to which the Company will acquire all of the Interests from the Sellers (the “Transaction”). The purchase price to be paid to the Sellers in the Transaction is (i) $20,000,000 in cash and (ii) $300,000 of shares (787,402 shares) of the Company’s common stock (the “Signing Shares”). In addition, the Company may be required to pay the Sellers earn-out payments of (i) up to $1,500,000 for calendar year 2016 and (ii) up to $5,000,000 for calendar year 2017 if LogicMark meets certain gross profit targets set forth in the Interest Purchase Agreement. The Signing Shares were delivered upon signing the Interest Purchase Agreement and will be retained by the Sellers regardless of whether the Transaction closes.

The Transaction is expected to be consummated on the earlier of (i) June 30, 2016 or (ii) the date upon which the conditions to closing in the Interest Purchase Agreement have been satisfied. The obligations of the parties to consummate the Transaction are subject to the satisfaction (or waiver by each other party) of standard closing conditions, including a financing condition.

Warrants

Additionally, upon signing the Interest Purchase Agreement the Company issued warrants (the “Warrants”) to the Sellers to acquire an aggregate of up to $600,000 of shares (1,574,803 shares) of the Company’s common stock (the “Break-up Shares”) for no additional consideration. The Warrants are only exercisable if the Transaction does not close by June 30, 2016 for any reason other than an uncured breach of the Interest Purchase Agreement by the Sellers or LogicMark that would cause any of the conditions to the Company’s obligation to close to become incapable of fulfillment by June 30, 2016. The Warrants are exercisable for five years from the date of issuance.

Registration Statement

The Company is required to file a registration statement (the “Registration Statement”) registering the Signing Shares and the Break-up Shares as soon as reasonably practicable and to use its commercially reasonable best efforts to cause the Registration Statement to be declared effective as promptly as possible. If the Registration Statement is not declared effective by the ninetieth day after the date of the Interest Purchase Agreement, then each Seller may under certain circumstances require the Company to purchase the Signing Shares and the Break-up Shares from such Seller at the price per share at which the Signing Shares and the Break-up Shares were issued to the Sellers, as more fully set forth in the Interest Purchase Agreement.

The foregoing descriptions of the terms of the Interest Purchase Agreement and the Warrant are qualified in their entirety by reference to the provisions of the documents filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K (this “Report”), which are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 hereof is incorporated herein by reference.

The issuance of the Signing Shares and the Warrants were made in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”).

Item 8.01	Other Events

On May 18, 2016, the Company issued a press release (the “Press Release”) announcing the Transaction. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
4.1	Warrant, dated May 17, 2016
10.1	Interest Purchase Agreement, dated May 17, 2016
99.1	Press Release, dated May 18, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2016	NXT-ID, INC.

	By:	/s/ Gino M. Pereira
Name: Gino M. Pereira Title: Chief Executive Officer

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